UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 10, 2009

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)
(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On April 10, 2009, the Board of Directors of First Business Financial Services, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Annual Incentive Bonus Plan (the “Plan”). Prior to the Amendment, the Plan provided that the Company and each of its subsidiaries (other than First Business Trust & Investments) use three equally-weighted performance measures: (1) Return on Equity (for purposes of calculating the Company portion of the payout mix) or Return on Assets (for purposes of calculating a subsidiary’s portion of the payout mix); (2) Net Interest Income plus Fee Income (“Top Line Growth”) and (3) Adjusted Net Income (measured for the Company as Net Income pre-tax, pre-loan loss provision and after actual net charge offs, and measured for the subsidiaries as Net Income pre-tax, pre-allocation, pre-loan loss provision and after actual net charge offs). The Plan provided that First Business Trust & Investments use two equally-weighted performance measures: (1) Top Line Growth and (2) Adjusted Net Income (measured in the same manner as the other subsidiaries).

        The Amendment replaced the Top Line Growth performance measure with a Net Income measure for the Company and each of its subsidiaries (including First Business Trust & Investment). The foregoing description of the Plan, as amended, is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is filed herewith:

(10.1)	First Business Financial Services, Inc. Annual Incentive Bonus Plan, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: April 10, 2009	By: /s/ Barbara M. Conley
Barbara M. Conley, Senior Vice President, General
Counsel and Corporate Secretary

FIRST BUSINESS FINANCIAL SERVICES, INC.
Exhibit Index to Current Report on Form 8-K

Exhibit
Number

10.1	First Business Financial Services, Inc. Annual Incentive Bonus Plan, as amended.